UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 18, 2008
(Date of Earliest Event Reported)

LARREA BIOSCIENCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-50281	68-0507505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4119 Montrose, Suite 230, Houston, TX		77006
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (281) 695-0096

Item 5.02 Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Larrea Biosciences Inc. announced the appointment of Mr. Gary D. Woerz as President and CFO and Director. Mr. Woerz has previously served as Chief Financial Officer of Larrea Biosciences. He has more than thirty years experience in private and public companies. He most recently was CFO for Virexx Medical. He has an MBA from Pepperdine University.

Larrea also announced the appointment of three new independent outside directors Dr. Dennis Clark, Dr. Shengmei Qi, M.D., and Dr. Richard Ascione all of whom are preeminently qualified to help the Company review, research, and retain new products, as well as assist in formulations with the existing product line to create “patented health care solutions” for individuals and animals.

The Company has also consolidated its offices, shipping and warehousing operations and is cash flow positive for the first time in its history. (Un-audited)

Houston

August 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LARREA BIOSCIENCES CORP.

Date: August 18, 2008	By:	/s/ Gary D. Woerz

Name: Gary D. Woerz Title: President, CFO and Director